UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Annual Meeting Proxy Statement dated March 19, 2010, Daniel W. Judge’s service as a director of First Niagara Financial Group, Inc. (the “Company”) and First Niagara Bank, N.A. concluded effective with our April 27, 2010 Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders on April 27, 2010 (“Annual Meeting”), the nominees for directors of the Company proposed were elected. On other business conducted at the Annual Meeting, stockholders approved an amendment of our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 250 million to 500 million. Stockholders also voted in favor of an advisory non-binding proposal to approve our executive compensation programs and policies, and ratified the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2010. Stockholders cast votes as follows:

	Number of Votes
Matter Considered	For	Withheld
Election of Directors:
Barbara S. Jeremiah	147,531,102	5,530,986
John R. Koelmel	147,520,138	5,541,950
George M. Philip	147,374,348	5,687,740
Louise Woerner	144,174,459	8,887,630

Matter Considered	For	Against	Abstain	Broker non-votes
Amendment of our Certificate of Incorporation to increase the numbers of shares of Common Stock we are authorized to issue from 250 million to 500 million	145,536,937	24,262,440	3,317,085	12
Advisory non-binding vote to approve our executive compensation programs and policies	162,822,037	5,367,768	4,926,659	13
Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2010	164,641,487	5,191,881	3,283,106	0

On April 27, 2010, the Company issued a press release announcing the election of Barbara S. Jeremiah to a three-year term to the Board of Directors of the Company.

A copy of the press release is included as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated April 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: April 27, 2010	By: /s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)